Exhibit 99.1

ZoomInfo Announces Pricing of $300 million of 3.875% Senior Notes due 2029

VANCOUVER, WASHINGTON, July 13, 2021 — ZoomInfo Technologies Inc. (“ZoomInfo”) today announced that its indirect subsidiaries, ZoomInfo Technologies LLC and ZoomInfo Finance Corp. (the “Issuers,” and, together with ZoomInfo, the “Company”), have priced their previously announced offering of an additional $300.0 million aggregate principal amount of their existing 3.875% Senior Notes due 2029 (the “Additional Notes”). The Issuers’ 3.875% Senior Notes due 2029 were previously issued in an aggregate principal amount of $350.0 million on February 2, 2021 (the “Initial Notes”). The Additional Notes and the Initial Notes will be treated as the same series for all purposes under the indenture that governs the Initial Notes and will govern the Additional Notes. The Additional Notes will be issued a price equal to 99.25% of their face value plus accrued interest from February 2, 2021 to the closing date. The Company intends to use the proceeds from the offering, together with additional term loans incurred under its existing first lien credit agreement, to repay outstanding revolving credit borrowings under the first lien credit agreement, pay fees and expenses incurred in connection with the transaction and the remainder for general corporate purposes. The offering of the Additional Notes is expected to close on July 15, 2021, subject to customary closing conditions.

The Additional Notes to be offered and the related guarantees thereof have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Additional Notes are being offered, by the initial purchasers, only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release is being issued pursuant to Rule 135(c) under the Securities Act, and it is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities, in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,”

“outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. These forward-looking statements include any statements regarding the intended use of proceeds from the Additional Notes offering and the closing of the Additional Notes offering. Such forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Risk Factors” in ZoomInfo’s Annual Report on Form 10-K for the year ended December 31, 2020. Such factors may be updated from time to time in ZoomInfo’s periodic filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included such filings. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

ZoomInfo Investor Contact:
Jeremiah Sisitsky
VP of Investor Relations
617-826-2068
IR@zoominfo.com

ZoomInfo Media Contact:
Steve Vittorioso
Director, Communications
978-875-1297
pr@zoominfo.com